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                                                              Exhibit 4(c)
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                                OHM CORPORATION


                                      AND


                    UNITED STATES TRUST COMPANY OF NEW YORK

                                              TRUSTEE


                                _______________


                          FIRST SUPPLEMENTAL INDENTURE


                            DATED AS OF MAY 20, 1994


                                 _______________


                                  $57,500,000


           8% CONVERTIBLE SUBORDINATED DEBENTURES DUE OCTOBER 1, 2006


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                 FIRST SUPPLEMENTAL INDENTURE dated as of May 20, 1994 among
OHM CORPORATION, a Delaware corporation ("OHM Delaware"), UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation (the "Trustee") and OHM CORPORATION, an Ohio corporation (the "Company") (OHM Delaware, the Trustee, and the Company are collectively referred to herein as the "Parties").

                 WHEREAS, OHM DELAWARE, f/k/a Environmental Treatment and Technologies Corp., and the Trustee entered into an Indenture dated as of October 1, 1986 (the "Indenture") relating to $57,500,000 of 8% Convertible Subordinated Debentures due October 1, 2006 (the "Securities");
                 WHEREAS, contemporaneously herewith, OHM Delaware is merging with and into the Company, (the "Merger") a wholly-owned subsidiary of OHM Delaware, pursuant to an Agreement of Merger by and between OHM Delaware and the Company, ("Agreement of Merger") pursuant to which each share of OHM Delaware common stock, par value $0.10 per share, (the "Delaware Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Agreement of Merger) shall be converted into one fully paid and nonassessable share of common stock, par value $0.10 per share of the Company ("Company Common Stock");
                 WHEREAS, the stated purpose for such Merger is to change the state of incorporation of OHM Corporation from Delaware to Ohio;
                 WHEREAS, Section 5.01 of the Indenture provides that OHM Delaware shall not merge into any person unless the surviving





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entity is a corporation and assumes by supplemental indenture all of the obligations of OHM Delaware under the Securities and the Indenture;
                 WHEREAS, Section 10.15 of the Indenture provides that the supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the merger if he had converted the Security immediately before the effective date of the transaction; and
                 WHEREAS, defined terms used herein and not defined herein will have the meanings as set forth in the Indenture.

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree, for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities, as follows:
                 1. The Company hereby expressly assumes all obligations, covenants and responsibilities incurred by OHM Delaware under the Indenture.
                 2. The Company hereby expressly assumes all of the obligations of OHM Delaware under all outstanding Securities subject to the terms and conditions in effect as of the date of execution of this First Supplemental Indenture.
                 3. The Company hereby expressly assumes the obligations of OHM Delaware under Article X of the Indenture relating to the conversion of the Securities and a Holder of a Security may convert it into Company Common Stock at the same





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conversion price and on the same terms and conditions as such Holder could convert such Security into Delaware Common Stock.
                 4. Each reference in the Indenture to "Common Stock" is hereby amended to refer to the common stock, par value $0.10 per share, of the Company.
                 5. Each occurrence in the Indenture of Environmental Treatment and Technologies Corp. is hereby amended to read "OHM Corporation"; and each occurrence of the term "Company" in the Indenture shall hereinafter refer to OHM Corporation, an Ohio corporation, as successor to OHM Corporation, a Delaware corporation.
                 6. Except as amended hereby, all of the provisions of the Indenture shall remain in full force and effect; and the amendments set forth herein are effective as of the Effective Time of the Merger (as defined in the Agreement of Merger).





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                 IN WITNESS WHEREOF, the Company, the Trustee and OHM Delaware
have executed this Supplemental Indenture as of the date first written above.

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
                                       OHM CORPORATION
Attest:                                An Ohio Corporation

By:  /s/ RANDALL M. WALTERS            By:  /s/ SAMUEL H. IAPALUCCI
     ------------------------               ---------------------------
     Randall M. Walters,                    Samuel H. Iapalucci,
     Secretary                              President


                                       OHM CORPORATION
Attest:                                An Delaware Corporation


By:  /s/ RANDALL M. WALTERS            By:  /s/ SAMUEL H. IAPALUCCI
     ------------------------               ---------------------------
     Randall M. Walters,                    Samuel H. Iapalucci,
     Secretary                              Vice President and Chief
                                            Financial Officer


                                       UNITED STATES TRUST COMPANY
Attest:                                OF NEW YORK


By:  /s/ PATRICIA STERMER              By:  /s/ CYNTHIA CHANEY
     ------------------------               ---------------------------
     Patricia Stermer,                      Cynthia Chaney,
     Assistant Vice President               Assistant Vice President
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